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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We consent to the inclusion of our report dated January 22, 1999 on the consolidated balance sheets of CH2M HILL INDUSTRIAL DESIGN CORPORATION AND SUBSIDIARIES as of December 31, 1998 and 1997, and related consolidated statements of income and retained earnings, comprehensive income, and cash flows for each of the years in the three year period ended December 31, 1998.

                                        KPMG LLP

Portland, Oregon

August 18, 1999